Exhibit 99.1

Press Release

Rambus Extends Initial Purchasers’ Option to Purchase Additional Zero Coupon Convertible Senior Notes

LOS ALTOS, Calif.—(BUSINESS WIRE)—Feb. 28, 2005—Rambus Inc. (Nasdaq:RMBS - News) announced today that it has extended the initial purchasers’ option to purchase up to $60 million aggregate principal amount of the Company’s Zero Coupon Convertible Senior Notes for an additional 30 days from March 3, 2005.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The securities have not been registered under the Securities Act of 1933 (the “Act”) or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

Contact:

Rambus Inc.

Linda Ashmore, 650-947-5411

lashmore@rambus.com